UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.             )

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Concord Communications, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1
ELECTION OF DIRECTORS
IDENTIFICATION OF DIRECTORS
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES
COMPENSATION COMMITTEE REPORT
PERFORMANCE GRAPH
COMPARE CUMULATIVE TOTAL RETURN AMONG CONCORD COMMUNICATIONS, INC., NASDAQ MARKET INDEX AND RDG SOFTWARE COMPOSITE INDEX(1)
ASSUMES $100 INVESTED ON DECEMBER 31, 1999 ASSUMES DIVIDENDS REINVESTED THROUGH FISCAL YEAR ENDING DEC. 31, 2004
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
FEES BILLED BY THE INDEPENDENT ACCOUNTANT
EQUITY COMPENSATION PLAN INFORMATION
STOCKHOLDER PROPOSALS
EXPENSES AND SOLICITATION

CONCORD COMMUNICATIONS, INC.
600 Nickerson Road
Marlboro, Massachusetts 01752

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 4, 2005
TO THE STOCKHOLDERS:
      The Annual Meeting of Stockholders of Concord Communications, Inc., a Massachusetts corporation (the “Company”), will be held on Wednesday, May 4, 2005 at 8:00 A.M., at the Company’s headquarters located at 600 Nickerson Road, Marlboro, Massachusetts 01752, to consider and act upon the following:

1.	To elect two members to the Company’s Board of Directors to serve for a three-year term as Class II Directors or until respective successors are duly elected and qualified; and

2.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.
      Stockholders entitled to notice of, and to vote at, the meeting shall be determined as of the close of business on March 11, 2005, the record date fixed by the Board of Directors for such purpose. All stockholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

DOUGLAS A. BATT
Executive Vice President, General Counsel and Secretary
Marlboro, Massachusetts
March 31, 2005

CONCORD COMMUNICATIONS, INC.
600 Nickerson Road
Marlboro, Massachusetts 01752

PROXY STATEMENT
March 31, 2005
       Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Concord Communications, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 4, 2005 at 8:00 A.M., at the Company’s headquarters located at 600 Nickerson Road, Marlboro, Massachusetts 01752 and at any postponements or adjournments thereof.
      Only stockholders of record as of the close of business on March 11, 2005 (the “Record Date”), will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 18,492,704 shares of common stock, par value $.01 per share (the “Common Stock”), were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and stockholders may vote in person or by proxy. A majority in interest of all shares issued, outstanding, and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time without further notice. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it only by written notice to the Secretary delivered at any time before it is exercised, including at the Annual Meeting. The persons named as attorneys-in-fact in the proxies are officers of the Company. All properly executed proxies returned in time to be cast at the Annual Meeting will be voted.
      With respect to the election of the Class II Directors, any stockholder submitting a proxy has a right to withhold authority to vote for the nominee by writing that nominee’s name in the space provided on the proxy. The proxies will be voted as stated below under “Election of Directors.” Where a choice has been specified on the proxy with respect to the foregoing matter, the shares represented by the proxy will be voted in accordance with the specification. If no specification is indicated, the shares represented by the proxy and not held in street name will be voted FOR on each matter submitted to stockholders.
      Votes withheld from the nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when an individual holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the individual does not have discretionary voting power and has not received instructions from the beneficial owner. The Class II Directors will be elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. Stockholders do not have cumulative voting rights with respect to the election of Directors. The proxies are authorized, in their discretion, to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof. Any other matters being submitted to stockholders will be approved by the affirmative vote of at least a majority of the shares present or represented and entitled to vote at the Annual Meeting. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each separate matter. Broker “non-votes” are not so included.
      The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.
      This proxy statement and the accompanying proxy were first mailed to stockholders on or about March 31, 2005. A copy of the Company’s Annual Report on Form 10-K containing financial statements for the fiscal year ended December 31, 2004, also accompanied this proxy statement and the proxy.

PROPOSAL 1
ELECTION OF DIRECTORS
      The Board of Directors, upon recommendation of the Corporate Governance and Nominating Committee, has unanimously nominated and recommended Frederick W.W. Bolander, who has been a Director since 1995, and Jack M. Cooper, who has been a Director since 2002, for re-election as Class II Directors. If re-elected, the Class II nominees will hold office until the Annual Meeting of Stockholders to be held in 2008, or until their respective successors shall have been elected and shall have been qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominee will be voted (unless the nominee is unable or unwilling to serve) for the election of the Class II nominees. The Board of Directors knows of no reason why a nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the Board of Directors will fix the number of Directors at a lesser number. Currently, the Board of Directors may consist of up to seven members. At present, six members comprise the Board of Directors. Proxies voted in connection with the Annual Meeting cannot be voted for a greater number of persons than the number of nominees named herein.
IDENTIFICATION OF DIRECTORS
      The following table and the accompanying footnotes set forth the names of the nominees for re-election as Directors at the Annual Meeting and the names of the other Directors, the year each Director was first appointed or elected to be a Director, the principal occupation of each Director during at least the past five years, and the ages of each Director.

Year Current
Nominee’s Or Director’s Name And Year	Principal Occupation and Business Experience	Term Will Expire
Nominee Or Director First Became Director	During Previous Five Years	By Class(1)

John A. Blaeser	President, Chief Executive Officer and Chairman of the Board(2)	2006/III
Frederick W.W. Bolander(8)	Director(3)	2005/II
Richard M. Burnes, Jr.	Director(4)	2006/III
Jack M. Cooper(8)	Director(5)	2005/II
Robert E. Donahue	Director(6)	2007/I
Robert M. Wadsworth	Director(7)	2007/I

(1)	Effective immediately prior to the Annual Meeting.

(2)	Mr. Blaeser, 63, has been President, Chief Executive Officer and Chairman of the Board since January 1996 and a Director since 1985. Mr. Blaeser is also a director of Network Engines, Inc.

(3)	Mr. Bolander, 43, has been a Director since April 1995. Mr. Bolander was a co-founder and has been a Managing Director of Gabriel Venture Partners, a venture capital firm, since January 1999.

(4)	Mr. Burnes, 63, has been a Director since December 1995 and was appointed “Lead Director” of the Board of Directors on February 2, 2005. Mr. Burnes has been a General Partner of Charles River Ventures, a venture capital firm, since 1970.

(5)	Mr. Cooper, 65, has been a Director since September 2002. Mr. Cooper has been President and Founder of Jack M. Cooper and Associates, an Information Technology consulting firm since December 2001. Prior to that time, Mr. Cooper was employed by Bristol-Myers Squibb Company as Vice President of Information Management and Chief Information Officer from 1995 until 2002. Bristol-Myers Squibb Company is a worldwide company whose principal business is the manufacture and sale of pharmaceuticals and health care products.

(6)	Mr. Donahue, 56, has been a Director since October 2004. Mr. Donahue has been the President and Chief Executive Officer of Lightbridge, Inc., a transaction processing services company, since January 2005. Mr. Donahue was interim President and Chief Executive Officer of Lightbridge, Inc. from August

2004 until January 2005. From November 2003 until June 2004, Mr. Donahue was Chief Financial Officer and consultant to KO Instruments, an electronic instruments company. From November 2002 until November 2003, Mr. Donahue was Vice President and General Manager, Americas — After Market Solutions of Celestica Inc., an electronics manufacturing services provider. From January 1999 until March 2002, Mr. Donahue held numerous executive positions with Manufacturers’ Services Ltd., an electronics manufacturing services company, serving from January 1999 until October 2000 as President and Chief Financial Officer, and from October 2000 until March 2002 as President and Chief Operating Officer. Mr. Donahue also serves as a director of Lightbridge, Inc.

(7)	Mr. Wadsworth, 44, has been a Director since April 1993. Mr. Wadsworth has been a Managing Director of HarbourVest Partners, LLC, a global private equity investment firm, since January 1997. Mr. Wadsworth is also a director of Trintech Group, PLC and Network Engines, Inc.

(8)	Messrs. Bolander and Cooper are nominated for re-election to the Board of Directors.
The Board of Directors unanimously recommends a vote “FOR” the re-election of
Messrs. Bolander and Cooper as Class II Directors.
Board of Directors Meetings and Committees
      The Board of Directors is empowered to exercise all the powers of the Company except as otherwise provided by law or by the Company’s Articles of Organization or the By-Laws. The Board of Directors met nine times and took action by unanimous written consent eight times during the fiscal year ended December 31, 2004. From January 1, 2004 until October 11, 2004, the Board of Directors consisted of Messrs. Blaeser, Bolander, Burnes, Cooper, and Wadsworth. On October 12, 2004, Mr. Donahue was elected to the Board of Directors and joined the aforementioned Directors comprising the Board of Directors for the remainder of the fiscal year ended December 31, 2004. On February 2, 2005, Mr. Burnes was appointed Lead Director of the Board of Directors upon the recommendation of the Corporate Governance and Nominating Committee. The Lead Director’s responsibilities include: (i) presiding at all meetings of the Board of Directors at which the Chairman of the Board (the “Chairman”) is not present, including executive sessions of the independent Directors; (ii) serving as the liaison between the Chairman and the independent directors; (iii) setting the Board of Directors’ agenda in collaboration with the Chief Executive Officer; (iv) calling meetings of the independent Directors; (v) consulting and communicating with stockholders; and (vi) approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items. The independent Directors meet in executive session after each regularly scheduled meeting of the Board. The Board of Directors typically schedules a meeting in conjunction with the Company’s Annual Meeting, and Directors are encouraged to attend the Annual Meeting. Messrs. Blaeser, Bolander, Burnes, Cooper, and Wadsworth attended the prior year’s Annual Meeting. Mr. Donahue was not a Director on the date of the 2004 Annual Meeting and did not attend the meeting. All Directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which such person is or was a Director) and (ii) the total number of meetings held by all committees of the Board of Directors on which each Director served (during the periods that such Director served) during the fiscal year ended December 31, 2004. The Board of Directors has determined that all of the Directors, other than Mr. Blaeser, are independent Directors within the meaning of the director independence standards of the Nasdaq Stock Market (“Nasdaq”) and the Securities and Exchange Commission (“SEC”).
      Stockholders may contact any Director, including the Chairman, by writing to the individual Director c/o Concord Communications, Inc., attn: Board of Directors, Office of the General Counsel, 600 Nickerson Road, Marlboro, MA 01752. Complaints and general communications related to accounting matters will be referred to members of the Audit Committee. All other communications will be referred to one or more Directors as such communications are addressed by the stockholder.
      In addition to meeting regularly as a Board of Directors, the Board of Directors has established the following committees: (i) an Audit Committee, (ii) a Compensation Committee, and (iii) a Corporate Governance and Nominating Committee.

Audit Committee
      The Audit Committee’s primary function is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and internal controls over financial reporting by the Company’s independent public accountants. The Board of Directors has adopted a written charter for the Audit Committee, which the Audit Committee reviews and assesses annually.
      From January 1, 2004 until October 11, 2004, members of the Audit Committee were Messrs. Burnes, Cooper, and Wadsworth. On October 12, 2004, Mr. Donahue was appointed to the Audit Committee. From October 12, 2004 until February 2, 2005, members of the Audit Committee consisted of Messrs. Burnes, Cooper, Donahue, and Wadsworth. In accordance with the annual review of Board committee structures, the Corporate Governance and Nominating Committee recommended to the Board that the Audit Committee be realigned. Pursuant to that recommendation, the Audit Committee was realigned on February 2, 2005. On February 2, 2005, Mr. Burnes resigned his positions as Chairman and as a member of the Audit Committee. Mr. Burnes continues to serve as a Director. On February 2, 2005, Mr. Donahue was appointed Chairman of the Audit Committee. Presently, Messrs. Cooper, Donahue, and Wadsworth comprise the Audit Committee, each of whom the Board of Directors has determined to be independent within the meaning of the director independence standards of Nasdaq and the SEC. The Board of Directors has determined that the Audit Committee has, and will continue to have, at least one “audit committee financial expert.” For the 2004 fiscal year and through February 2, 2005, Mr. Burnes was the “audit committee financial expert.” Mr. Burnes’ qualification as an “audit committee financial expert” stems from nearly 35 years experience as a general partner of Charles River Ventures, where he assesses the performance and financial condition of private and public companies, and his prior experience on the audit committees of two other publicly traded companies. Since February 2, 2005, Mr. Donahue has been the “audit committee financial expert.”
      The Audit Committee met nine times during the fiscal year ended December 31, 2004 and took action by unanimous written consent two times. Each Director serving on the Audit Committee, as evaluated by the Board of Directors in its business judgment, is an independent director within the meanings of the SEC’s and the Nasdaq’s independence standards.
Compensation Committee
      The Compensation Committee, which determines the compensation and benefits of the Company’s executive officers, met four times during the fiscal year ended December 31, 2004 and took action by unanimous written consent three times. The Compensation Committee administers the Company’s equity compensation plans, including: the 1995 Stock Option Plan; the 1997 Stock Plan; the 1997 Non-Employee Director Stock Option Plan; the 2000 Non-Executive Employee Equity Incentive Plan; the 2001 Non-Executive Employee Stock Purchase Plan; and the 2004 Non-Executive Employee Stock Purchase Plan. Members of the Compensation Committee are Messrs. Bolander, Burnes, and Wadsworth, all of whom are independent Directors as determined by the Board of Directors and within the meaning of the director independence standards of Nasdaq and the SEC. Mr. Wadsworth is Chairman of the Compensation Committee.
Corporate Governance and Nominating Committee
      The Corporate Governance and Nominating Committee is responsible for: (i) identifying and recommending individuals qualified to become members of the Board of Directors; (ii) overseeing the function and composition of committees of the Board of Directors; and (iii) adopting, reviewing, and monitoring compliance with the Company’s Code of Business Conduct and Ethics. The Corporate Governance and Nominating Committee met three times during the fiscal year ended December 31, 2004 and took action by unanimous written consent one time. From January 1, 2004 until February 2, 2005, members of the Corporate Governance and Nominating Committee were Messrs. Bolander, Cooper and Wadsworth all of whom were independent Directors as determined by the Board of Directors and within the meaning of the director independence standards of Nasdaq and the SEC. In accordance with the annual review of Board committee structures, the Corporate Governance and Nominating Committee recommended to the Board that the committee be realigned. Beginning on February 2, 2005, members of the Corporate Governance and Nominating Committee are Messrs. Bolander, Burnes, and Cooper, all of whom are independent Directors as determined by the Board of Directors and within the meaning of the director independence standards of Nasdaq and the SEC. Mr. Bolander is Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee operates pursuant to a written charter, a current copy of which is available on the Company’s website at www.concord.com under “Investor Relations.” A current copy of the Company’s Code of Business Conduct and Ethics, as well as any waivers thereto granted to directors and executive officers, if any, is available on the Company’s website at www.concord.com under “Investor Relations.”
      Prospective Director nominees recommended by the Corporate Governance and Nominating Committee are selected through a process based on criteria set with the concurrence of the Board of Directors and re-evaluated periodically. The Corporate Governance and Nominating Committee annually reviews Director suitability and the continuing composition of the Board of Directors; it then recommends prospective Director nominees who are voted on by the full Board of Directors. The Corporate Governance and Nominating Committee has established processes for identifying prospective Director nominees, which may include (based upon the circumstances) one or more of the following: search agencies, third parties, and recommendations from members of the Board of Directors, management, and stockholders. The Corporate Governance and Nominating Committee believes that prospective Director nominees must have the following qualifications: (i) substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Company; (ii) a bachelor’s degree or equivalent degree (at minimum) from an accredited college or university; (iii) no conflicts of interest stemming from institutional or other affiliations that would preclude, or have the appearance of precluding, such prospective Director nominee from making decisions in the best interests of the Company; (iv) economic, technical, scientific, academic, financial, accounting, legal, marketing, or other expertise applicable to the business of the Company; (v) leadership or substantial achievement in their particular fields; (vi) demonstrated ability to exercise sound business judgment; (vii) integrity and high moral and ethical character; (viii) potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board of Directors as a whole; (ix) capacity and desire to represent the balanced best interests of the stockholders as a whole and not primarily a special interest group or constituency; (x) a high degree of interest in the business of the Company; (xi) dedication to the success of the Company; (xii) commitment to the responsibilities of a Director; and (xiii) the specific qualifications necessary to further the Company’s compliance with certain legal or regulatory requirements (e.g., audit committee financial expert). The Company expects that a Director’s existing and future commitments will not materially interfere with such Director’s obligations to the Company.
      For prospective Director nominees who are incumbent Directors, the Company takes into consideration: (i) such Director’s past attendance at meetings and participation in, and contributions to, the activities of the Board of Directors; (ii) term limits, if applicable; and (iii) the mandatory retirement age for Directors, if applicable. If such incumbent Director has had a significant change in status, such as an employment change, the Company will also take this event into consideration.
      The Company expects that Directors should carefully consider the number of boards on which they serve so that they can give proper attention to each board responsibility. However, the Company does not set an invariant limit on the number of boards on which a Director may serve. In the event a Director wishes to join the board of another public company, it is expected that the Director will advise the Corporate Governance and Nominating Committee of such intention.
      The Corporate Governance and Nominating Committee will consider Director candidates who are recommended by stockholders. Stockholders, in submitting recommendations for director candidates to the Corporate Governance and Nominating Committee, must comply with the following: the Corporate Governance and Nominating Committee must receive any such recommendation for nomination not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date the proxy statement is delivered to stockholders in connection with the preceding year’s Annual Meeting. Such recommendation for nomination must be in writing and include the following: (i) the name and address of the stockholder making the recommendation, as the name appears on the Company’s books and records, and of such record holder’s beneficial owner; (ii) the number of shares of Common Stock that are owned beneficially and held of record by such stockholder and such beneficial owner; (iii) the name of the individual recommended for consideration as a Director candidate; (iv) all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including the recommended Director candidate’s written consent to being named in the proxy statement as a nominee and to serving as a Director if approved by the Board of Directors and elected); and (v) a written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a Director. Nominations must be sent to the attention of the Secretary by U.S. Mail (including courier or expedited delivery service) c/o Concord Communications, Inc., attn: Secretary, Office of the General Counsel, 600 Nickerson Road, Marlboro, MA 01752.
      The Secretary will forward any such nominations for prospective Director candidates to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a prospective Director candidate, the candidate will be evaluated by that committee on the same basis as a nominee of the Corporate Governance and Nominating Committee and a recommendation with respect to such candidate will be delivered to the Board of Directors.
      The Company engaged Polachi & Company, Inc., a third party agency, during fiscal 2004 to assist in identifying and evaluating potential Director nominees. Polachi & Company, Inc. was paid $40,000 for professional services that entailed: (i) developing a Director profile that met the requirements of the Board of Directors; (ii) initiating a search for potential Director nominees who satisfy the qualifications contained in the profile; and (iii) evaluating potential Director nominees for inclusion on the Board of Directors. Mr. Donahue was identified, evaluated, and subsequently appointed as a Director as a result of the professional services provided by Polachi & Company, Inc.
Director Compensation

Directors Fees
      Directors who are not employees of the Company (also referred to as “outside Directors”), who consist of Messrs. Bolander, Burnes, Cooper, Donahue and Wadsworth, are compensated for their services as outside Directors. Mr. Blaeser, President, Chief Executive Officer and Chairman of the Board, is not compensated for participating in meetings of the Board of Directors. For meetings of the Board of Directors, the outside Directors were compensated as follows: (i) for Board of Directors meetings between January 1, 2004 and August 20, 2004, each outside Director received $2,000 for each meeting in which he participated; and (ii) for Board of Directors meetings taking place after August 20, 2004, each outside Director received $2,500 for each meeting in which he participated.
      In addition to compensation received for participating in each meeting of the Board of Directors, outside Directors were paid for meetings of committees of the Board of Directors in which they participated as follows: (i)(a) from January 1, 2004 until August 20, 2004, each outside Director received $1,000 for each Audit Committee meeting and (i)(b) beginning August 21, 2004, each outside Director received $2,000 for each Audit Committee meeting; (ii)(a) from January 1, 2004 until August 20, 2004, each outside Director received $500 for each Compensation Committee meeting and (ii)(b) beginning August 21, 2004, each outside Director received $1,000 for each Compensation Committee meeting; and (iii)(a) from January 1, 2004 until August 20, 2004, each outside Director received $500 for each Corporate Governance and Nominating Committee meeting and (iii)(b) beginning August 21, 2004, each outside Director received $1,000 for each Corporate Governance and Nominating Committee meeting.
      In addition to the compensation stated above, outside Directors also receive compensation as follows: (i) each Director receives an annual retainer in the amount of $15,000; (ii) the Lead Director receives an additional annual retainer in the amount of $15,000; (iii) the Chair of the Audit Committee receives an additional annual retainer in the amount of $15,000; (iv) the Chair of the Compensation Committee receives an additional annual retainer in the amount of $5,000; and (v) the Chair of the Corporate Governance and

Nominating Committee receives an additional annual retainer in the amount of $5,000. Annual retainers are paid in four quarterly installments and are paid only to current Directors. Outside Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Equity Compensation
      Outside Directors are eligible for participation in the Company’s 1997 Non-Employee Director Stock Option Plan.

1997 Non-Employee Director Stock Option Plan
      The 1997 Non-Employee Director Stock Option Plan (the “Non-Employee Director Plan”), providing for automatic grant of options to purchase shares of Common Stock to outside Directors, was adopted by the Board of Directors in July 1997 and approved by the stockholders on September 9, 1997. Following approval by the stockholders at the 2002 Annual Meeting, the aggregate number of shares reserved for issuance under the Non-Employee Director Plan was increased by 200,000 shares to 330,000 shares.
      As of March 11, 2005, 113,345 options to purchase up to an aggregate of 113,345 shares of Common Stock were held by outside Directors under the Non-Employee Director Plan, at a weighted average exercise price of $19.12 per share. In accordance with the Non-Employee Director Plan, each outside Director, on the day such person is first elected to the Board of Directors, automatically is granted an option to purchase 25,000 shares of Common Stock. In addition, outside Directors are automatically granted options to purchase 10,000 shares of Common Stock immediately following the final adjournment of each Annual Meeting of Stockholders. The class of participants eligible to participate in the Non-Employee Director Plan is currently five members, who are all outside Directors.
      The exercise price of options granted under the Non-Employee Director Plan is 100% of the fair market value per share of the Common Stock on the date the option is granted. Options granted to each outside Director under the Non-Employee Director Plan become exercisable over a four-year period, 25% on the first anniversary of the grant date and 6.25% per quarter thereafter. Under their respective stock option agreements, each outside Director’s options will expire on the eighth anniversary of the grant date. If an optionee ceases to be an outside Director, each option which is not then exercisable will terminate, and any portion of his or her options that are vested, but not exercised, may be exercised within 60 days of the date such outside Director ceased to be an outside Director. Any vested options not exercised within 60 days of such date automatically terminate. In the event of a merger, consolidation, or similar corporate transaction, the vesting of all outstanding options under the Non-Employee Director Plan will be accelerated so that all outstanding options are vested and exercisable in full prior to the consummation of such transaction. If such options are not exercised prior to the consummation of such transaction, and are not assumed or replaced by the successor entity, such options will terminate.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth as of March 11, 2005, information relating to the beneficial ownership of Common Stock by each Director, each executive officer named in the Summary Compensation Table on page 10 and by all Directors and executive officers as a group.

	Amount and Nature	Percent of
Name and Address(1)	of Ownership(2)(3)	Class

John A. Blaeser	586,856	3.17%
Douglas A. Batt	50,874	*
Melissa H. Cruz	96,561	*
Ferdinand R. Engel	220,507	1.19%
Dayton Semerjian	45,218	*
Daniel J. Sheahan	54,351	*
Frederick W.W. Bolander	76,986	*
Richard M. Burnes, Jr.	112,250	*
Jack M. Cooper	53,125	*
Robert E. Donahue	0	*
Robert M. Wadsworth	81,350	*
All executive officers and directors as a group (13 people)(4)	1,378,078	7.45%

*	less than 1%

(1)	The address for each named person is c/o Concord Communications, Inc., 600 Nickerson Road, Marlboro, MA 01752.

(2)	All named persons possess sole voting and sole dispositive power with respect to the shares, except for Mr. Bolander, who has disclaimed beneficial ownership of 200 shares of Common Stock, which shares are beneficially owned by his wife.

(3)	Includes shares of Common Stock which have not been issued, but which are subject to options that either are presently exercisable or will become exercisable within 60 days of March 11, 2005, as follows: Mr. Blaeser, 421,561 shares; Mr. Batt, 50,874 shares; Ms. Cruz, 96,561 shares; Mr. Engel, 177,187 shares; Mr. Semerjian, 45,218 shares; Mr. Sheahan, 54,351 shares; Mr. Bolander, 33,750 shares; Mr. Burnes, 41,250 shares; Mr. Cooper, 18,125 shares; Mr. Donahue, 0 shares; and Mr. Wadsworth, 33,750 shares.

(4)	The group is composed of Directors and executive officers of the Company as of March 11, 2005. The total includes 902,627 shares of Common Stock that the Directors and executive officers as a group have the right to acquire, either presently or within 60 days of the record date, by exercise of stock options granted under the Company’s stock plans and 70,000 restricted shares of Common Stock issued to Mr. Fabiaschi, Executive Vice President and General Manager, SPECTRUM Business Unit, which vest over four years from the date of grant with 25% of the grant vesting each year on the anniversary of the grant date.

      The following table sets forth as of March 11, 2005, certain persons who, to the knowledge of the Company own beneficially more than five percent of Common Stock outstanding at such date.

	Amount and Nature		Percent of
Name and Address of Beneficial Holder	of Ownership		Class

Brown Capital Management, Inc.	2,827,250	(1)	15.44%
1201 N. Calvert Street
Baltimore, MD 21202
FMR Corp.	2,571,128	(2)	13.73%
82 Devonshire Street Boston, MA 02109
T. Rowe Price Associates, Inc.	1,688,500	(3)	9.2%
100 E. Pratt Street Baltimore, MD 21202
Hotchkis and Wiley Capital Management, LLC	1,606,200	(4)	8.8%
725 South Figueroa Street, 39th Floor Los Angeles, CA 90017-5439
Firsthand Capital Management, Inc., Firsthand Funds, and Kevin M. Landis	1,089,300	(5)	5.95%
125 South Market Street, Suite 1200 San Jose, CA 95113

(1)	According to a Schedule 13G filed on February 9, 2005, Brown Capital Management, Inc. has sole voting power with respect to 1,366,350 shares of Common Stock and sole power to dispose of 2,827,250 shares of Common Stock.

(2)	According to a Schedule 13G filed on February 14, 2005, FMR Corp. does not have sole voting power with respect to any shares of Common Stock and has sole power to dispose of 2,571,128 shares of Common Stock.

(3)	According to a Schedule 13G filed on February 16, 2005, T. Rowe Price Associates, Inc. has sole voting power with respect to 178,400 shares of Common Stock and sole power to dispose of 1,688,500 shares of Common Stock. These securities are owned by various individuals and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	According to a Schedule 13G filed on February 14, 2005, Hotchkis and Wiley Capital Management, LLC has sole voting power with respect to 1,120,900 shares of Common Stock and sole power to dispose of 1,606,200 shares of Common Stock.

(5)	According to a Schedule 13G filed on January 26, 2005, Firsthand Capital Management, Inc., Firsthand Funds, and Kevin M. Landis have sole voting power with respect to 1,089,300 shares of Common Stock and sole power to dispose of 1,089,300 shares of Common Stock.
Section 16(a) Beneficial Ownership Reporting Compliance
      Based on a review of the Forms 3, 4, and 5 received by the Company, the Company believes that, with respect to the fiscal year ended December 31, 2004, each person who was at any time during the same period a Director or executive officer, and any other person subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, except as set forth in the following sentence, complied with all applicable Section 16 filing requirements on a timely basis. Mr. Semerjian filed a late Form 4 for one transaction during the fiscal year ended December 31, 2004.

EXECUTIVE COMPENSATION
      The following Summary Compensation Table sets forth the compensation received by the Chief Executive Officer and the five other most highly compensated executive officers of the Company (the “Named Executive Officers”) for the three most recent fiscal years.
Summary Compensation Table

					Long-Term
					Compensation(3)

		Annual Compensation			Securities
					Underlying	All Other
Name and Principal Position	Year	Salary(1)		Bonus(2)	Options	Compensation

John A. Blaeser	2004	$380,015		—	—	$801,300	(7)
President, Chief Executive	2003	367,514		$196,231	80,000	—
Officer and Chairman of the Board	2002	345,013		120,000	100,000	—
Douglas A. Batt	2004	$235,009		$50,000	—	$34,000	(7)
Executive Vice President,	2003	209,779		66,150	50,000	—
General Counsel and Secretary	2002	189,007		22,444	40,000	—
Melissa H. Cruz	2004	$265,010		$50,000	—	$297,420	(7)
Executive Vice President,	2003	237,509		75,594	50,000	—
Business Services and	2002	212,508		56,250	30,000	—
Chief Financial Officer
Ferdinand R. Engel	2004	$345,013		$50,000	—	$584,660	(7)
Executive Vice President,	2003	315,012		100,163	60,000	—
Engineering and Customer	2002	282,511		75,000	40,000	—
Services and Chief Technology Officer
Dayton Semerjian	2004	$190,689	(4)	$50,000	160,000	—
Executive Vice President,	2003	95,196	(5)	5,087	12,200	—
Marketing and Strategic Alliances	2002	—		—	—	—
Daniel J. Sheahan	2004	$231,677	(6)	—	—	$68,250	(7)(8)
Vice President of Sales,	2003	200,008		$63,000	60,000	—
Asia Pacific	2002	162,506		71,416	40,000	48,365	(9)

(1)	The amounts in the “Salary” column represent the earned annual salary for each of the Named Executive Officers, which is paid semi-monthly.

(2)	The amounts in the “Bonus” column represent bonuses earned in the year during which services were rendered.

(3)	The Company did not make any restricted stock awards, grant any stock appreciation rights, nor make any long-term incentive payouts during the fiscal year ended December 31, 2004 to its Named Executive Officers.

(4)	Mr. Semerjian was promoted to Executive Vice President, Marketing and Strategic Alliances on May 5, 2004 with an annualized salary of $250,009.

(5)	Mr. Semerjian was hired by the Company on April 17, 2003 as Director, Strategic Alliances.

(6)	Until November 30, 2004, Mr. Sheahan was employed as Executive Vice President, Worldwide Sales based in the United States. On December 1, 2004, Mr. Sheahan transitioned to Vice President of Sales, Asia Pacific based in Australia. Mr. Sheahan’s salary earned during the fiscal year ended December 31, 2004 was as follows: (i) from January 1, 2004 through November 30, 2004, Mr. Sheahan earned $215,425 and (ii) from December 1, 2004 through December 31, 2004, Mr. Sheahan earned A$20,833 (Australian currency). The total salary earned in the fiscal year ended December 31, 2004 listed in the Summary Compensation Table is calculated by adding Mr. Sheahan’s United States salary and his Australian salary converted into United States dollars using a conversion rate as of the close of business of December 31, 2004 from Oanda.com, which was .78010 Australian dollars for each United States dollar.

Mr. Sheahan’s December salary converted to United States dollars is $16,252; therefore his total salary in United States dollars is $231,677.

(7)	The amounts in the “All Other Compensation” column paid to the Named Executive Officers represent the amount received by each Named Executive Officer who sold stock options to the Company as part of the Company’s offer to repurchase outstanding options granted under the Company’s 1997 Stock Plan. The offer to purchase outstanding options was available to all eligible employees of the Company who held options with an exercise price of $25.00 per share or more. To be eligible to participate, an employee must: (i) have been employed by the Company or one of its subsidiaries on September 27, 2004; (ii) have been employed by the Company through the expiration of the offer, which was 5:00 p.m. Boston, MA time, on October 26, 2004; and (iii) have held at least one (1) eligible option as of the expiration of the offer. The Named Executive Officers were paid the following amounts by the Company as consideration for the repurchase of their options: Mr. Blaeser, $801,300; Mr. Batt, $34,000; Ms. Cruz, $297,420; Mr. Engel, $584,660; and Mr. Sheahan, $22,120.

(8)	In addition to the $22,120 Mr. Sheahan received from participation in the offer by the Company to repurchase stock options as stated in Note 7 above, Mr. Sheahan also received $46,130 in other compensation in connection with his relocation to Australia following his appointment as Vice President, Asia Pacific Sales, which included both airfare and associated relocation costs. The $46,130 included A$25,657 (Australian currency), which is $20,015 when converted into United States dollars using the conversion rate set forth in Note 6 above.

(9)	Mr. Sheahan’s other compensation in fiscal year 2002 reflects the amount of taxable benefit received by Mr. Sheahan as part of his agreement with the Company to relocate from Australia to the United States. In connection with his employment with the Company in the United States, the Company agreed to pay the expenses incurred by Mr. Sheahan and his family during a visit to Australia.

      The following table provides information with respect to stock option grants by the Company to the Named Executive Officers in the fiscal year ended December 31, 2004. The Company did not grant any stock appreciation rights in the fiscal year ended December 31, 2004.
OPTIONS/ SAR GRANTS IN LAST FISCAL YEAR

Potential Realizable Value
	Number of		Percentage of			at Assumed Annual Rates of
	Securities		Total Options			Stock Price Appreciation for
	Underlying		Granted to	Exercise		Option Term(2)
	Options		Employees in	Price	Expiration
Name	Granted(1)		Fiscal Year	($/share)	Date	5%	10%

John A. Blaeser	—		—	—	—	—	—
Douglas A. Batt	—		—	—	—	—	—
Melissa H. Cruz	—		—	—	—	—	—
Ferdinand R. Engel	—		—	—	—	—	—
Dayton Semerjian	60,000	(3)	9.62%	$12.24	4/5/12	$350,643.28	$839,851.62
	100,000	(3)	16.04%	9.23	4/5/12	394,463.08	926,629.70
Daniel J. Sheahan	—		—	—	—	—	—

(1)	Stock options were granted under the 1997 Stock Option Plan at an exercise price equal to the fair market value of the Common Stock on the date of grant. Except as may be modified by the Compensation Committee, each Named Executive Officer’s options expire on the eighth anniversary from the date of grant. Except as may be modified by the Compensation Committee, the options become exercisable over a four-year period, 25% on the first anniversary of the grant date and 6.25% per quarter thereafter. Upon termination of employment, each option, which is not then exercisable will terminate, and any options that are vested but not exercised may be exercised within 60 days of the date of termination of employment. Any vested options not exercised within 60 days of termination of employment will automatically terminate.

(2)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of the option term assuming the specified annualized rates of appreciation (5% and 10%) of the Common Stock over the term of the options. The annualized rates of appreciation set forth in this table do not reflect the Company’s estimate of future stock price increases. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock.

(3)	Mr. Semerjian was granted options to purchase 60,000 shares of Common Stock on April 5, 2004 at an exercise price of $12.24 per share and was granted options to purchase 100,000 shares of Common Stock on December 20, 2004 at an exercise price of $9.23 per share. Pursuant to the terms of the 1997 Stock Option Plan, the Compensation Committee modified the vesting of the options granted to Mr. Semerjian on December 20, 2004 to vest according to the same schedule as the options granted on April 5, 2004. Therefore, on April 5, 2005, 25% of the options granted on April 5, 2004 and December 20, 2004 will vest and will continue to vest thereafter according to the vesting schedule set forth in Note 1 above. In addition, the Compensation Committee has set the expiration date for both grants as April 5, 2012.

      The following table provides information on stock option exercises in the fiscal year ended December 31, 2004 by the Named Executive Officers, the value realized upon such exercises, and the value of each Named Executive Officer’s unexercised options at December 31, 2004.
AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares Acquired		Options Held at		In-the-Money Options at
	Upon Option		December 31, 2004		December 31, 2004(2)
	Exercise During	Value
Name	2004	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

John A. Blaeser	—	—	390,625	143,750	$655,800.00	$129,600.00
Douglas A. Batt	—	—	41,563	59,750	$98,850.00	$71,400.00
Melissa H. Cruz	—	—	83,125	64,375	$117,382.50	$40,837.50
Ferdinand R. Engel	—	—	163,751	78,750	$295,442.50	$54,450.00
Dayton Semerjian	—	—	3,987	168,213	$84.36	$185,140.64
Daniel J. Sheahan	6,000	$68,940	47,941	69,397	$76,043.12	$78,531.25

(1)	Amounts are calculated by subtracting the exercise price of the options from the fair market value of the underlying Common Stock on the date of exercise, and do not reflect amounts actually received by the Named Executive Officers.

(2)	Value is based on the difference between the option exercise price and the fair market value as quoted on The Nasdaq National Market of $11.08 per share on December 31, 2004 multiplied by the number of shares underlying the option, and do not reflect amounts that actually may be received by the Named Executive Officer upon exercise of options.
Management Change in Control Agreements
      The Company has entered into Management Change in Control Agreements (the “Management Agreements”) with each of: John A. Blaeser, Douglas A. Batt, Melissa H. Cruz, Ferdinand R. Engel, Michael A. Fabiaschi, Dayton Semerjian, and Ted Williams. The Management Agreements provide for cash payments and acceleration of vesting of equity grants made to executive officers following a change in control of the Company.
      Pursuant to the terms of his Management Agreement, Mr. Blaeser is entitled to receive a single severance payment in cash in an amount equal to 12 months base annual salary if he is terminated by the Company without cause or if he voluntarily terminates employment with the Company for “good reason,” in each case within 6 months of a change in control of the Company.
      Pursuant to the terms of their respective Management Agreements, each of Messrs. Batt, Engel, Semerjian, Williams, and Ms. Cruz is entitled to receive a single severance payment in cash in an amount equal to 6 months base annual salary if he or she is terminated by the Company without cause or if he or she voluntarily terminates employment with the Company for “good reason,” in each case within 6 months of a change in control of the Company. Mr. Williams’ Management Agreement also provides for guaranteed quarterly bonuses for the 2005 fiscal year.
      Pursuant to the terms of his Management Agreement, Mr. Fabiaschi is entitled to receive a single severance payment in cash in an amount equal to: (i) 6 months base salary, (ii) a 2005 bonus payment prorated to his termination date, and (iii) a 2005 discretionary bonus prorated to his termination date, if he is terminated by the Company without cause or if he voluntarily terminates employment with the Company for “good reason,” in each case prior to February 22, 2006. After February 22, 2006, Mr. Fabiaschi is entitled to receive a single severance payment in cash in an amount equal to 6 months base annual salary if he is terminated by the Company without cause or if he voluntarily terminates employment with the Company for “good reason,” in each case within 6 months of a change in control of the Company.

      In addition, effective upon a change in control of the Company, the vesting date for each such executive officer’s unvested equity grant will be accelerated by a period of 24 months. If within 24 months of a change in control of the Company an executive officer’s employment is terminated without cause or if such executive officer voluntarily terminates employment with the Company for “good reason,” all of such executive officer’s remaining unvested equity grant will become fully vested.
      Each such executive officer has entered into a non-competition agreement with the Company pursuant to which each such executive officer has agreed following a change in control of the Company not to compete with the Company for a period of 6 months if such executive officer has been terminated with or without cause by the Company or has voluntarily terminated his employment for “good reason.”
      The Company terminated a Management Agreement with Mr. Sheahan on December 1, 2004 when Mr. Sheahan transitioned to Vice President of Sales, Asia Pacific. Upon accepting that position, Mr. Sheahan executed an employment agreement with Concord Communications Pty. Ltd., the Company’s subsidiary in Australia that is substantially similar to employment agreements signed by other employees in Australia.

COMPENSATION COMMITTEE REPORT
Purpose of the Compensation Committee
      The Compensation Committee has the exclusive authority to determine the compensation paid to the President and Chief Executive Officer and other executive officers, including base salary, bonus, and long-term incentive compensation in the form of equity compensation. The Compensation Committee administers the Company’s equity compensation plans, including the 1995 Stock Plan, the 1997 Stock Plan, the 1997 Non-Employee Director Stock Option Plan, the 2000 Non-Executive Employee Equity Incentive Plan, the 2001 Non-Executive Employee Stock Purchase Plan and the 2004 Non-Executive Employee Stock Purchase Plan. In addition, the Compensation Committee has the responsibility for approving the individual variable compensation incentive payment programs for the President and Chief Executive Officer and other executive officers. The Compensation Committee is composed of Messrs. Bolander, Burnes, and Wadsworth, all of whom are independent Directors within the meaning of Nasdaq’s and the SEC’s independence standards. Mr. Wadsworth is the Chairman of the Compensation Committee.
General Compensation Policy
      The Compensation Committee believes that the compensation programs for executive officers should be designed to attract, motivate, and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of overall financial results and individual contributions. The Compensation Committee’s objectives are to: (i) offer a compensation package that is competitive with comparable talent at comparable software companies; (ii) provide annual variable incentive awards in the form of cash bonuses that take into account the Company’s overall financial performance relative to corporate objectives; and (iii) align the financial interests of executive officers with those of the stockholders. Currently, compensation under the executive compensation program is composed of cash compensation in the form of annual base salary, bonus, and long-term incentive compensation in the form of equity compensation.
Compensation Components and Process

Base Salary
      The Compensation Committee reviews annually the cash compensation of the Company’s executive officers. The Compensation Committee uses market data regarding base salary compensation provided by third party consultants specializing in executive compensation and compensation within the technology industry. The base salary data is comprised of base salary data for each executive officer’s peer group (e.g., president and chief executive officer base salary data and executive vice president and chief financial officer base salary data) from the software company sector. Within each group, the base salary range is listed from highest to lowest and a median base salary is established along with base salaries at certain benchmark levels. In addition to the base salary data provided by third party consulting companies, the Compensation Committee also takes into account: (i) responsibilities of the position held, (ii) the experience and performance of the individual, and (iii) duration of employment with the Company, as criteria for establishing base salary. Upon a review of base salary data and other relevant factors, the Compensation Committee establishes the base salary for each executive officer in accordance with the Compensation Committee’s objectives. For 2004, the annual base salary of the Company’s executive officers was as follows: Mr. Blaeser, $380,015; Mr. Batt, $235,009; Ms. Cruz, $265,010; Mr. Engel, $345,013; Mr. Semerjian, $250,009; and Mr. Williams, $300,000. In addition, Mr. Sheahan’s base salary as Executive Vice President, Worldwide Sales was $235,009.

Variable Incentive Awards — Cash Bonuses
      The Compensation Committee has the discretion to award incentive payments in the form of cash bonuses to executive officers based upon the performance of the Company. Incentive payments are awarded either as a percentage of the base salary of each executive officer or as a fixed amount as determined within the discretion of the Compensation Committee. The Compensation Committee awards incentive payments based upon the financial performance and strategic objectives for the Company set by the Board of Directors. The financial performance objectives are based upon the revenue and operating profit generated by the Company. Revenue and operating profit were selected because: (i) they are critical to the success of the Company; (ii) they have a direct effect on stockholder value; and (iii) they are subject to quantifiable measurement. The strategic objectives of the Company are designed to position the Company for future growth and long-term success. The Compensation Committee then determines the relevant cash bonus associated with: (i) the financial performance of the Company and (ii) the attainment of the Company’s strategic objectives. The Company did not award cash bonuses based upon the financial performance of the Company in fiscal 2004 because the financial performance objectives were not attained. The Compensation Committee awarded incentive compensation in the form of cash bonuses based upon the attainment of strategic objectives by several of the executive officers. The Compensation Committee awarded cash bonuses of $50,000 to: Messrs. Batt, Engel, and Semerjian, and Ms. Cruz, upon the recommendation of Mr. Blaeser, for attainment of their strategic objectives. Mr. Blaeser and Mr. Williams did not earn a cash bonus in fiscal 2004.

Long Term Stock-Based Incentive Awards
      During the 2004 fiscal year, the Compensation Committee made stock option grants under the 1997 Stock Plan to Mr. Semerjian and Mr. Williams. Each grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Except as stated below, each option vests in periodic installments over a four-year period, as specified in each executive officer’s respective option agreements. These option grants were made to each of the executive officers at an exercise price equal to the closing price of shares of the Common Stock on the day that the options were granted as reported on The Nasdaq National Market. Mr. Williams was granted an option to purchase 150,000 shares of Common Stock on November 15, 2004 at an exercise price of $9.51 per share. Mr. Williams option vests over a four year period with 25% of the options vesting on the first anniversary date of the grant and the remainder will vest at 6.25% of the grant per quarter thereafter. In connection with his appointment as Executive Vice President, Marketing and Strategic Alliances, Mr. Semerjian was granted an option to purchase 60,000 shares of Common Stock on April 5, 2004 at an exercise price of $12.24 per share and was granted an option to purchase 100,000 shares of Common Stock on December 20, 2004 at an exercise price of $9.23 per share. Pursuant to the terms of the 1997 Stock Plan, the Compensation Committee has modified the vesting of the options granted to Mr. Semerjian on December 20, 2004 to vest according to the same schedule as his initial option grant made upon his appointment as Executive Vice President, Marketing and Strategic Alliances. Therefore, on April 5, 2005, 25% of the options granted on April 5, 2004 and December 20, 2004 will vest and the remainder will vest at 6.25% of the grant per quarter thereafter. The Compensation Committee set the expiration date for both option grants as April 5, 2012. Messrs. Blaeser, Batt, Engel, and Ms. Cruz were not granted stock options during the 2004 fiscal year as it was determined that their respective option grants from prior years provided a meaningful incentive to manage the Company effectively.
      Generally, stock options are granted when an executive officer joins the Company or when an employee is promoted to an executive position. Additional options are granted on the basis of the individual’s performance, potential for future responsibility, and the number of unvested options held by the individual at the time of the new grant. To determine the amount of the option to be granted to an executive officer, the Compensation Committee reviews the option history and current option position of each executive officer. The option history analysis includes a review of prior grants. The current option position includes an analysis of: (i) the number of vested and unvested options, (ii) the number of options outstanding, (iii) the number of options that are “in the money,” and (iv) the income received by each executive officer upon exercising options and selling the corresponding shares of Common Stock at fixed stock price intervals. The Compensation Committee uses the option history and current option position to determine future stock option grants that will align the interests of executive officers with stockholders and to provide each executive officer with a meaningful incentive to manage the Company effectively.

      Recently, the Compensation Committee determined that it will offer grants of restricted stock in addition to, or in lieu of, grants of stock options to certain senior employees of the Company, including its executive officers. The Compensation Committee made this determination based on various factors, including the proposed effect of recent accounting pronouncements and data from an independent consultant regarding compensation practices in the Company’s industry. The Company has made one restricted stock grant to an executive officer in 2005 under the 1997 Stock Plan.

Chief Executive Officer Compensation
      The components of the compensation package that may be granted to the President and Chief Executive Officer include: (i) salary, (ii) incentive compensation in the form of cash bonuses, and (iii) equity compensation. Mr. Blaeser does not receive any perquisites or other personal benefits as part of his compensation. The 2004 compensation package for Mr. Blaeser, the Company’s President and Chief Executive Officer, consisted of base salary of $380,015. The Compensation Committee did not grant incentive compensation or stock options to Mr. Blaeser for the fiscal year ended December 31, 2004. As the Company did not meet the financial performance objectives set by the Board of Directors, Mr. Blaeser did not receive incentive compensation in the form of a cash bonus. Like several members of the executive management team, Mr. Blaeser was not granted stock options in fiscal 2004 as it was determined that his option grants from prior years provided a meaningful incentive to manage the Company effectively. In addition to his compensation package stated above, Mr. Blaeser also receives employee benefits that are generally available to employees of the Company.

Offer to Repurchase Certain Outstanding Options
      In September 2004, the Compensation Committee approved the pricing under which the Company offered to repurchase from each eligible employee outstanding options issued pursuant to the Company’s 1997 Stock Plan with an exercise price of $25.00 per share or more. The Compensation Committee believed that because the exercise prices for these options were significantly above the fair market value of the Common Stock, these options were not achieving their intended purpose of providing a significant incentive to employees of the Company to increase shareholder value. In addition, repurchasing these options increased the pool of options available for issuance under the 1997 Stock Plan. The offer to repurchase outstanding options was available to all eligible employees of the Company. To be eligible to participate, an employee must: (i) have been employed by the Company or one of its subsidiaries on September 27, 2004; (ii) have been employed by the Company through the expiration of the offer, which was 5:00 p.m. Boston, MA time on October 26, 2004; and (iii) have held at least one (1) eligible option as of the expiration of the offer. The options repurchased by the Company represented the right to purchase an aggregate of 965,242 shares of Common Stock, which represented 99.97% of the outstanding options eligible for repurchase by the Company. In total, 160 employees tendered eligible options. The Company paid $3,295,189.10 for such tendered and accepted options. Five executive officers of the Company tendered options and were paid the following amounts: Mr. Blaeser, $801,300; Mr. Batt, $34,000; Ms. Cruz, $297,420; Mr. Engel, $584,660; and Mr. Sheahan, $22,120.

Compliance With Internal Revenue Code Section 162(m)
      In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for U.S. federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and the Compensation Committee generally intends to structure executive compensation to minimize the effect of Section 162(m) on the Company where doing so is consistent with the Company’s overall compensation objectives.

Other Elements Of Executive Compensation
      Executive officers are eligible for Company-wide medical and dental benefits and participation in a 401(k) plan. In addition, executives participate in a Company-wide long-term disability insurance program and a group term life insurance program. Executive officers do not receive perquisites or other personal benefits as part of their compensation.

Compensation Committee

Robert M. Wadsworth (Chair)
Frederick W.W. Bolander
Richard M. Burnes, Jr.

Compensation Committee Interlocks and Insider Participation
      Messrs. Bolander, Burnes, and Wadsworth comprised the Compensation Committee for the fiscal year ended December 31, 2004. No member of the Compensation Committee was at any time during the past fiscal year an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, nor had any relationship with the Company requiring disclosure herein.
      During the fiscal year ended December 31, 2004, no executive officer of the Company served as a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions, or in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a member of the Compensation Committee or as a Director of the Company. In addition, during the last fiscal year, no executive officer of the Company served as a member of the compensation committee of another entity.

PERFORMANCE GRAPH (1)
      The following graph compares the change in the Company’s cumulative total stockholder return in its Common Stock during the period from December 31, 1999 through December 31, 2004 with the cumulative total return on The Nasdaq National Market — U.S. Index and the RDG Software Composite Index during the period from December 31, 1999 through December 31, 2004. The comparison assumes $100.00 was invested on December 31, 1999 at the market price as of the close of business in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.
COMPARE CUMULATIVE TOTAL RETURN AMONG
CONCORD COMMUNICATIONS, INC.,
NASDAQ MARKET INDEX AND RDG SOFTWARE COMPOSITE INDEX(1)
ASSUMES $100 INVESTED ON DECEMBER 31, 1999
ASSUMES DIVIDENDS REINVESTED THROUGH
FISCAL YEAR ENDING DEC. 31, 2004
PERFORMANCE GRAPH

Date	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Company	100.00	19.72	46.54	20.26	44.46	24.97
NASDAQ Index-U.S	100.00	60.30	45.49	26.40	38.36	40.51
RDG Software Composite Index	100.00	60.06	51.30	35.13	44.06	48.06

(1)	This graph is not “soliciting material” under Regulation 14A or 14C of the rules promulgated under the Securities Exchange Act of 1934, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDIT COMMITTEE REPORT
      The Board of Directors of the Company has established an Audit Committee for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements and internal controls over financial reporting of the Company, which includes the following:

(i)	appointing, retaining, and compensating the Company’s independent accountant;

(ii)	overseeing the work performed by the Company’s independent accountant;

(iii)	reviewing the financial reports of the Company provided to the Securities and Exchange Commission (“SEC”), the stockholders, or to the general public;

(iv)	reviewing the Company’s internal financial and accounting controls;

(v)	reviewing and assessing the adequacy of the charter of the Audit Committee periodically as conditions dictate, but at least annually, and updating the charter as necessary;

(vi)	monitoring the effectiveness of the independent audit;

(vii)	assuring that the scope and implementation of the independent audit is not restricted or the independence of the independent accountant compromised;

(viii)	recommending, establishing, and monitoring procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations;

(ix)	reviewing the independent accountant’s reports to management on internal controls and recommending such actions as may be appropriate;

(x)	establishing procedures to facilitate (a) the receipt, retention, and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (b) the receipt of confidential, anonymous submissions by employees or concerns regarding questionable accounting or auditing matters;

(xi)	engaging, and paying for services by, advisors (including a registered public accounting firm) to the Audit Committee as necessary;

(xii)	payment of compensation for ordinary expenses that are necessary or appropriate in carrying out its duties; and

(xiii)	reviewing and pre-approving any proposed engagement of all services performed by the Company’s independent accountant.
      From January 1, 2004 until October 11, 2004, members of the Audit Committee were Messrs. Burnes, Cooper, and Wadsworth. On October 12, 2004, Mr. Donahue was appointed to the Audit Committee. From October 12, 2004 until February 2, 2005, members of the Audit Committee consisted of Messrs. Burnes, Cooper, Donahue, and Wadsworth. On February 2, 2005, Mr. Burnes resigned his positions as Chairman and as a member of the Audit Committee. Mr. Burnes continues to serve as a Director. On February 2, 2005, Mr. Donahue was appointed Chairman of the Audit Committee. Presently, Messrs. Cooper, Donahue, and Wadsworth comprise the Audit Committee, each of whom the Board of Directors has determined to be independent within the meaning of the director independence standards of Nasdaq and the SEC. The Board of Directors has adopted a written charter for the Audit Committee. See the section of the Company’s proxy statement entitled “Board of Directors Meetings and Committees” for a further description of the composition and independence of the Audit Committee.
      During the course of fiscal 2004, management completed the documentation, testing, and evaluation of the Company’s internal controls for financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates from management and PricewaterhouseCoopers LLP at scheduled Audit Committee meetings. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal controls for financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the 2004 fiscal year filed with the Securities and Exchange Commission, as well as PricewaterhouseCoopers LLP’s Report of the Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of: (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of its internal controls for financial reporting, and (iii) the effectiveness of the internal controls for financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal controls for financial reporting and management’s preparations for the evaluation in the 2005 fiscal year.
      The Audit Committee has reviewed and discussed the audited financial statements of the Company with management. The Audit Committee has met and discussed with the independent accountant (both independently and with the Company’s management) the matters required to be discussed by the Statement of Accounting Standards 61 (communication with Audit Committee) as amended by statement on Auditing Standards No. 90 (Audit Committee Communications), including various issues relevant to the audit, including: (i) the Company’s financial statements; (ii) the report of the independent accountant on the results, scope, and terms of their work; and (iii) the recommendations of the independent accountant regarding the financial practices and policies employed by the Company. The Audit Committee has received the written disclosures and the letter from the independent accountant required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed the independent accountant’s independence with the independent accountant. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.
      PricewaterhouseCoopers LLP served as the Company’s independent accountant for the fiscal year ended December 31, 2004 and will continue to serve as the Company’s independent accountant for the current fiscal year. Representatives from PricewaterhouseCoopers LLP will be in attendance at the Annual Meeting. The representatives from PricewaterhouseCoopers LLP will have an opportunity to make a statement regarding their services and will be available to respond to questions.
      As part of its obligations, the Audit Committee reviewed the Company’s audited financial statements and met with both management and the independent accountant to review and discuss the Company’s financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

Audit Committee

Robert E. Donahue (Chair)
Jack M. Cooper
Robert M. Wadsworth

Audit Committee Pre-Approval Policies and Procedures
      Annually, the Audit Committee reviews with the independent accountant the services that the independent accountant expects to provide in the coming year and fees related to those services. The services provided by the independent accountant and the related fees are subject to separate annual pre-approval by the Audit Committee. The Audit Committee approves, when appropriate, any changes in terms, conditions and fees resulting from changes in audit scope, corporate structure or other matters.
      The Audit Committee will approve the services that the independent accountant is permitted to perform under applicable law and regulation and which do not adversely impact the independent accountant’s independence. These services include: (i) audit, (ii) audit-related, and (iii) tax services for the Company. The term of any pre-approval is twelve (12) months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. Any other services not specifically pre-approved by the Audit Committee must be separately approved by the Audit Committee. The Audit Committee does not delegate the Audit Committee’s responsibilities to pre-approve services performed by the independent accountant to management. As provided in the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its independent members.
      The percentage of audit-related services and tax services pre-approved by the Audit Committee for the fiscal year ended December 31, 2004 was 100%. The Audit Committee does not pre-approve any services provided by the independent accountant that are not audit services, audit-related services, or tax services. The Audit Committee did not make use of the de minimis exception to pre-approval contained in the SEC’s rules.
FEES BILLED BY THE INDEPENDENT ACCOUNTANT

	PricewaterhouseCoopers
	LLP

	2004		2003

Audit Fees	$863,155	(1)	$380,500	(1)
Audit-Related Fees	$84,925	(2)	$23,200	(3)
Tax Fees	$31,200	(4)	$59,932	(5)
All Other Fees	$0		$0

(1)	The increase in Audit Fees from fiscal 2003 to fiscal 2004 resulted primarily from an increase in professional services rendered by PricewaterhouseCoopers LLP for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	The fees comprising Audit-Related Fees for assurance and related services that are reasonably related to the performance of the audit or a review of the Company’s financial statements that are not reported as Audit Fees rendered by the independent accountant for the fiscal year ended December 31, 2004 were for an audit of employee benefit plans provided by the Company, accounting consultations and advisory services, and services related to merger and acquisition activities.

(3)	The fees comprising Audit-Related Fees for assurance and related services that are reasonably related to the performance of the audit or a review of the Company’s financial statements that are not reported as Audit Fees rendered by the independent accountant for the fiscal year ended December 31, 2003 were for an audit of employee benefit plans provided by the Company.

(4)	The fees comprising Tax Fees for tax compliance, tax advice, and tax planning for the fiscal year ended December 31, 2004 rendered by the independent accountant were for the review of tax returns, and tax consulting services.

(5)	The fees comprising Tax Fees for tax compliance, tax advice, and tax planning for the fiscal year ended December 31, 2003 rendered by the independent accountant were for tax compliance services, including the review of tax returns, tax payment planning services, tax planning, and tax advice.

      The Audit Committee has determined that the provision of the services provided by the independent accountant as set forth herein is compatible with maintaining their independence.
EQUITY COMPENSATION PLAN INFORMATION
      The Company maintains six equity compensation plans under which the Company’s equity securities are authorized for issuance to employees and/or Directors.

•	1995 Stock Plan(1)

•	1997 Stock Plan, as amended(2)

•	1997 Non-Employee Director Stock Option Plan, as amended(3)

•	2000 Non-Executive Employee Equity Incentive Plan(4)

•	2001 Non-Executive Employee Stock Purchase Plan(5)

•	2004 Non-Executive Employee Stock Purchase Plan(5)
      Except for the 1995 Stock Plan and the 2000 Non-Executive Employee Plan, each of the foregoing equity compensation plans was approved by the stockholders of the Company. The following table presents information about these plans as of December 31, 2004.

Number of Securities
			Weighted-		Remaining Available
	Number of Securities		Average Exercise		for Future Issuance
	to be Issued Upon		Price of		Under Equity
	Exercise of		Outstanding		Compensation Plans
	Outstanding Options,		Options,		(Excluding Securities
	Warrants, and		Warrants and		Reflected in
	Rights		Rights		Column(a)
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	1,957,212	(6)	$13.35	(6)	1,460,722	(5)
Equity compensation plans not approved by security holders	1,541,959		$12.21		160,790
Total	3,499,171		$12.85		1,621,512

(1)	There are no securities remaining available for future issuance under the 1995 Stock Plan. The Company’s ability to make additional grants or awards under the 1995 Stock Plan was terminated upon the completion of the Company’s initial public offering in October 1997; however, the 1995 Stock Plan continues to govern all options, awards and other grants granted and outstanding under the 1995 Stock Plan. As of December 31, 2004, options to purchase up to an aggregate of 26,931 shares of Common Stock were outstanding under the 1995 Stock Plan, at a weighted average exercise price of $4.56 per share.

(2)	As of December 31, 2004, options to purchase up to an aggregate of 1,754,712 shares of Common Stock were outstanding under the 1997 Stock Plan, as amended, at a weighted average exercise price of $15.56 per share.

(3)	As of December 31, 2004, options to purchase up to an aggregate of 113,435 shares of Common Stock were outstanding under the 1997 Non-Employee Director Stock Option Plan, as amended, at a weighted average exercise price of $19.12 per share.

(4)	As of December 31, 2004, options to purchase up to an aggregate of 1,515,028 shares of Common Stock were outstanding under the 2000 Non-Executive Employee Equity Incentive Plan, at a weighted average exercise price of $12.25 per share.

(5)	This amount includes 85,233 options available for exercise as of December 31, 2004 under the 2001 Non-Executive Employee Stock Purchase Plan and 124,426 options available for exercise as of December 31, 2004 under the 2004 Non-Executive Employee Stock Purchase Plan.

(6)	The 2001 Non-Executive Employee Stock Purchase Plan and the 2004 Non-Executive Employee Stock Purchase Plan are not included in (a) and (b) above as the number of outstanding options and weighted-average exercise price are not determinable under these plans.
1995 Stock Option Plan
      The purpose of the 1995 Stock Plan is to provide a means by which selected employees of the Company may be given an opportunity to benefit from increases in value of the Common Stock pursuant to options which qualify as “incentive stock options” (ISOs) under Section 422(b) of the Code and nonqualified stock options to directors, executive officers, and employees of the Company. The Company’s ability to make additional grants or awards under the 1995 Stock Plan was terminated upon the completion of the Company’s initial public offering in October 1997; however, the 1995 Stock Plan continues to govern all options, awards and other grants granted and outstanding under the 1995 Stock Plan. As of December 31, 2004, options to purchase up to an aggregate of 26,931 shares of Common Stock were outstanding under the 1995 Stock Plan, at a weighted average exercise price of $4.56 per share.
      Pursuant to the terms of the 1995 Stock Plan, ISOs were granted at an exercise price not less than the fair market value per share of Common Stock on the date of grant, as determined by the Compensation Committee. The price per share relating to each nonqualified option granted under the 1995 Stock Plan shall not be less than the lesser of (i) the book value per share of Common Stock as of the end of the Company’s fiscal year immediately preceding the date of grant or (ii) 50% of the fair market value per share of Common Stock on the date of grant. In no event shall the aggregate fair market value (determined at the time the option was granted) of the Common Stock for which ISOs granted to any employee are exercisable for the first time during any calendar year (under all stock option plans of the Company) exceed $100,000.
      Each option shall expire on the date specified by the Compensation Committee, but not more than: (i) 10 years and one day from the date of the grant in the case of nonqualified options, (ii) 10 years from the date of grant in the case of ISOs generally, and (iii) 5 years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. Each option granted under the 1995 Stock Plan shall be exercisable as follows: (i) the option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Compensation Committee may specify; (ii) once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the option, unless otherwise specified by the Compensation Committee; (iii) each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable; and (iv) the Compensation Committee shall have the right to accelerate the vesting date for any installment of any option except that no acceleration with regard to ISOs granted to an employee (and not previously converted into a nonqualified stock option), may violate the applicable annual vesting limitation contained in the Code.
      If an employee granted an ISO ceases to be employed by the Company (other than by death or disability), no further installments of the ISO shall become exercisable, and the exercisable ISO shall terminate after the passage of 60 days from the date of termination of employment, but in no event later than the specified termination date of the ISO, except to the extent that such ISO has been converted into a nonqualified stock option pursuant to the terms of the 1995 Stock Plan. In granting any nonqualified stock options, the Compensation Committee was permitted to make such nonqualified stock options subject to restrictions set forth in the 1995 Stock Plan with respect to ISOs, or to such other termination or cancellation provisions as the Compensation Committee determined. If the employee dies during employment with the Company, the option may be exercised to the extent of the number of shares with respect to which the employee could have exercised such option on the date of such employee’s death, by his or her estate, personal representative, or beneficiary to whom the option has been assigned pursuant to the 1995 Stock Plan, at any time within 180 days after the date of death, but not later than the scheduled expiration date of such option. If the employee ceases employment with the Company by reason of disability, the option may be exercised to the extent of the number of shares with respect to which the employee could have exercised the option on the date of the termination of employment, at any time within 180 days after the date of such termination, but not later than the scheduled expiration date. At the expiration of such 180 day period or the scheduled expiration date, whichever is earlier, the option shall terminate and the only rights thereunder shall be those as to which the option was properly exercised before such termination.
2000 Non-Executive Employee Equity Incentive Plan
      The purpose of the 2000 Non-Executive Employee Plan is to provide a means by which selected employees of the Company may be given an opportunity to benefit from increases in value of the Common Stock through the granting of: (i) non-statutory stock options, (ii) stock bonuses, (iii) restricted stock, (iv) stock appreciation rights, and (v) other awards based upon the Common Stock on such terms and conditions as the Committee may determine. The eligible participants under 2000 Non-Executive Employee Plan are non-executive employees of the Company. The Company may not grant stock awards to executive officers and directors of the Company pursuant to the Plan. As of December 31, 2004, options to purchase up to an aggregate of 1,588,521 shares of Common Stock were outstanding under the 2000 Non-Executive Employee Plan, at a weighted average exercise price of $12.25 per share. The Company has not made grants of stock bonuses, restricted stock, stock appreciation rights or other awards under the 2000 Non-Executive Employee Plan, however, it may do so in the future.
      Pursuant to the terms of the 2000 Non-Executive Employee Plan, the exercise price of each stock option shall be set by the Compensation Committee at the time each option is granted, but in no event shall any exercise price be less than the par value of the Common Stock. No option shall be exercisable after the expiration of 10 years from the date that the option was granted. The total number of shares of Common Stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The option agreement between the Company and the non-executive employee may provide that from time to time during each installment period, the option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option became vested but was not fully exercised. The option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Compensation Committee may deem appropriate.
      Upon termination of employment (other than upon the employee’s death or disability), the employee may exercise his or her option, but only within such period of time ending on the earlier of: (i) 90 days after termination of employment or such period of time specified in the option agreement, or (ii) the expiration of the option’s term, and only to the extent that the employee was entitled to exercise the option at the date of termination. If, at the date of termination, the employee is not entitled to exercise his or her entire option, the shares covered by the unexercisable portion of the option shall revert to, and again become available for issuance under, the 2000 Non-Executive Employee Plan. If, after termination, the employee does not exercise his or her option within the time specified in the option agreement, the option shall terminate, and the shares covered by such option shall revert to, and again become available for issuance under, the 2000 Non-Executive Employee Plan. In the event that the employee’s continuous status as an employee (as defined by the 2000 Non-Executive Employee Plan) terminates as a result of a disability, the employee may exercise his or her option, but only within such period of time ending on the earlier of (i) the date 12 months following such termination (or such longer or shorter period of time as specified in the option agreement), or (ii) the expiration of the term of the option as set forth in the option agreement. If, at the date of termination, the employee does not exercise his or her option within the time specified, the option shall terminate, and the shares covered by the such option shall revert to and again become available for issuance under the 2000 Non-Executive Employee Plan. In the event of the death of the employee during, or within a period specified in the option agreement after the termination of, the employee’s continuous status as an employee (as defined by the 2000 Non-Executive Employee Plan), the option may be exercised by the employee’s estate, by a person who acquired the right to exercise the option by bequest or inheritance, or by a person designated to exercise the option pursuant to the 2000 Non-Executive Employee Plan, but only within such period ending on the earlier of (i) the date 12 months following the date of death (or such longer or shorter period specified in the option agreement), or (ii) the expiration of the term of such option as set forth in the option agreement. If, at the time of death, the employee was not entitled to exercise his or her entire option, the shares covered by the unexercisable portion of the option as determined on the date of death (i.e., no acceleration) shall revert to and again become available under the 2000 Non-Executive Employee Plan. If, after death, the option is not exercised within the time specified, the option shall terminate, and the shares covered by such option shall revert to and again become available for issuance under the 2000 Non-Executive Employee Plan.
      In the event there is any change in the shares of Common Stock through the declaration of stock dividends or through recapitalizations resulting in stock subdivisions or combinations or exchanges of shares or otherwise, the number of shares available for options, the exercise price of outstanding options, and the number of shares subject to any option shall be appropriately adjusted by the Compensation Committee.
      The Compensation Committee may suspend or terminate the 2000 Non-Executive Employee Plan at any time. No stock awards may be granted under the 2000 Non-Executive Employee Plan while the 2000 Non-Executive Employee Plan is suspended or after it is terminated. Rights and obligations under any stock award granted while the 2000 Non-Executive Employee Plan is in effect shall not be impaired by suspension or termination of the 2000 Non-Executive Employee Plan, except with consent of the person to whom the stock award was granted.
STOCKHOLDER PROPOSALS
      Proposals of stockholders intended for inclusion in the Company’s proxy materials to be furnished to all stockholders entitled to vote at the 2006 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at the Company’s principal executive offices not later than December 1, 2005. Proposals of stockholders received after such date will be considered untimely.
      Stockholders making a recommendation for nomination as a Director must send written notice to the Secretary of the Company by U.S. Mail (including courier or expedited delivery service) c/o Concord Communications, Inc., attn: Secretary, Office of the General Counsel, 600 Nickerson Road, Marlboro, MA 01752 and include the information stated under the heading “Corporate Governance and Nominating Committee” in the section of this proxy statement titled “Election of Directors.” The Secretary will promptly forward any such nominations to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee must receive any such recommendation for nomination not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date the proxy statement is delivered to stockholders in connection with the preceding year’s annual meeting. Once the Corporate Governance and Nominating Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.
      Under the Company’s By-Laws, stockholders who wish to make a proposal at the 2006 Annual Meeting of Stockholders, other than one that will be included in the Company’s proxy materials, must send notice in written form to the Secretary (whose name appears on the cover of this proxy statement) at the Company’s principal executive offices. To be considered timely, the notice must be delivered to, or mailed to and received at, the principal executive offices not less than 60 days nor more than 90 days prior to the date of the 2005 Annual Meeting of Stockholders. If a stockholder who wishes to present a proposal fails to notify the Company by these deadlines, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company’s By-Laws, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the 2006 Annual Meeting of Stockholders will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to minimize controversy as to the date on which a proposal was received by the Company, it is suggested that stockholders submit their proposals by Certified Mail — Return Receipt Requested.

EXPENSES AND SOLICITATION
      The Company will bear the cost of solicitation of proxies, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees may also be made of some stockholders in person or by mail, telephone, electronic mail, or facsimile following the original solicitation. Such officers and employees will receive no additional compensation for such services.
      To the extent that this proxy statement has been, or will be, incorporated by reference by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, the sections of the proxy statement entitled “Compensation Committee Report,” “Audit Committee Report,” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

CCR-PS-05

DETACH HERE	ZCCI22

PROXY

CONCORD COMMUNICATIONS, INC.

Proxy for the Annual Meeting of Stockholders to be held May 4, 2005
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Douglas A. Batt and Melissa H. Cruz, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote at an annual meeting of stockholders of Concord Communications, Inc. (the “Company”) to be held at the offices of the Company, 600 Nickerson Road, Marlboro, Massachusetts 01752, on May 4, 2005 at 8:00 a.m., Eastern Daylight Time, or at any adjournments or postponements thereof, revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL 2.

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE

CONCORD COMMUNICATIONS, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCCI21

☒	Please mark votes as in this example.

CONCORD COMMUNICATIONS, INC.

1.	Election of Directors.
	Nominees:	(01) Frederick W.W. Bolander
(02) Jack M. Cooper

FOR	☐	☐	WITHHELD
NOMINEE			FROM
NOMINEE

☐
For all nominees except as noted above

2.	To transact such other business as may properly come before the meeting and any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

PLEASE VOTE, DATE, SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature:	Date:	Signature:	Date: